Exhibit 99.1

for immediate release

May 10, 2011	OTCBB: SRRL

Stellar announces agreement to sell a 1/6 interest in Elk Hills Heavy Oil LLC to Deloro Resources Ltd.

HENDERSON, Nevada, May 10, 2011, /PRNewswire-FirstCall/ - Stellar Resources Ltd. (OTC-BB:SRRL) “Stellar” is pleased to announce that it has entered into an Agreement with  Deloro Resources Ltd. (TSX-V:DLL) “Deloro” and Elk Hills Petroleum Canada Ltd. "EHPC" whereby Deloro can acquire up to a 1/3 interest in the ~20,000 acre Elk Hills Heavy Oil Project in Carbon County, Montana.

Under the terms of the agreement, Deloro can earn a 1/3 interest in Elk Hills Heavy Oil LLC, "EHHO" from Stellar and EHPC by issuing 3,000,000 shares to Stellar and 3,000,000 shares to EHPC, making a capital contribution of $600,000 on or before September 11, 2011 ($450,000 for approved exploration expenditures and the balance of funds to meet current and operating liabilities of EHHO.) Deloro will become the Operator of the project.  The Deloro shares issued to Stellar and EHPC shall be subject to a four month and one day hold.  The TSX-V has approved this transaction.

Upon Deloro meeting all the terms and conditions of the acquisition Stellar shall retain a 1/3 interest in EHHO.

Stellar Resources Ltd.

Ray Jefferd
President &CEO

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Stellar Resources Ltd. has little or no control. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.